Exhibit 99.1

For more information, contact:

Investor Relations	Media Contact
Stan Kovler	Christi Nicolacopoulos
919/595-4196	603/952-5005
Investor_relations@extremenetworks.com	pr@extremenetworks.com

Extreme Networks Reports Preliminary Second Quarter Fiscal Year 2021 Financial Results

Strong Results Highlighted by New Cloud Subscription Bookings up 140% Year-Over-Year

Record Cash Flow Drives Debt Reduction of $40 Million

SAN JOSE, Calif. — January 27, 2021 – Extreme Networks, Inc. (Nasdaq: EXTR), a cloud-driven networking company, today announced preliminary financial results for its second fiscal quarter ended December 31, 2020.

Customer adoption of Extreme’s innovative cloud networking solutions and newly released universal hardware platform, combined with strong execution by global sales teams and channel partners, drove better than expected financial results this quarter.  In addition, traction in the company’s initiatives to drive “effortless” experiences, highlighted by the significant ramp of its channel self-service platform, played a key role in driving sequential growth in bookings and operating profit and resulted in record cash flow.

In connection with Extreme’s quarter-end close procedures, the company identified a potential adjustment to its distributor rebate estimate, which may result in a non-recurring, increase to contra revenue in our financial statements. This would have no impact on our reported cash balance or business outlook. The company expects to file its completed financial results on a timely basis; but will provide updates should timing change. A conference call is scheduled today at 5:30 PM Eastern (2:30 PM Pacific).

Fiscal Second Quarter Preliminary Results

•	Revenue in the range of $238 million to $248 million
•	GAAP EPS in the range of ($0.04) to $0.02
•	Non-GAAP EPS in the range of $0.11 to $0.17
•	GAAP Gross margin in the range of 57.6% to 59.1%
•	Non-GAAP Gross margin in the range of 60.7% to 62.1%
•	GAAP Operating income in the range of $4 million to $12 million
•	Non-GAAP Operating income in the range of $23 million to $30 million
•	GAAP Operating income percentage in the range of 1.6% to 4.6%
•	Non-GAAP Operating income percentage in the range of 9.5% to 12.2%

Fiscal Q2 2021 Preliminary Financial Metrics

in millions, except percentages)

	Q2 FY'21 Low	Q2 FY'21 High
GAAP Results of Operations
Total net revenue	$238	$248
Gross margin	57.6%	59.1%
Operating expenses	134	135
Operating income	4	12
Operating income percentage	1.6%	4.6%
Net income (loss)	$(5)	$3
Net income (loss) per diluted share	$(0.04)	$0.02

Non-GAAP Results of Operations
Total net revenue	$238	$248
Gross margin	60.7%	62.1%
Operating expenses	122	124
Operating income	23	30
Operating income percentage	9.5%	12.2%
Net income	$14	$21
Net income per diluted share	$0.11	$0.17

The following table shows the GAAP to non-GAAP reconciliation for Q2 FY’21 preliminary results:

	Gross Margin Rate	Operating Expenses	Operating Income Rate	Earnings per Share
GAAP	57.6% - 59.1%	$134 - $135	1.6% - 4.6%	$(0.04) - $0.02
Estimated adjustments for:
Amortization of product intangibles	2.5% to 2.4%	—	2.5% to 2.4%	0.04
Share-based compensation	0.3%	(9)	4.2% - 4.1%	0.08
Restructuring	—	(1)	0.3%	0.01
Amortization of non-product intangibles	0.3%	(1)	0.9%	0.02
Non-GAAP	60.7% - 62.1%	$122 - $124	9.5% - 12.2%	$0.11- $0.17

Management Commentary

“We delivered another strong quarter from a financial and business perspective, despite the challenging environment. We want to thank our customers for their trust in Extreme, and our partners and employees for their amazing performance and perseverance this quarter,” stated Ed Meyercord, President and CEO of Extreme.

“The competitive differentiation of our cloud platform, ExtremeCloud IQ, is becoming more pronounced with nearly 1.5 million connected networking devices, up 8% sequentially, and active customer accounts up 4% sequentially, and new cloud subscription bookings growth of 140% year-over-year, reflecting our market share gains during the quarter. We are well positioned in the market and continue to see the acceleration of our customers’ digital transformation, along with rising demand for more intuitive management of increasingly distributed networks, as driving the growth of our business,” continued Meyercord.

“We set a record, with 39 customers that spent over $1 million with Extreme during the quarter. As we enter calendar 2021, we expect momentum in our enterprise business to accelerate, fueled by the continued strength in government and education spending, as well as a recovery in our other verticals that were negatively impacted by COVID. These trends, combined with significant new opportunities with global leaders in 5G, position us well for accelerated long-term growth,” noted Meyercord.

“Strong execution in each of our geographic regions, particularly in EMEA, drove sequential revenue growth for the third consecutive quarter and we maintained tight expense control.  This enabled us to repay another $40 million of debt at the end of Q2, complete the repayment of our revolving debt, and make a principal payment on our term loan. The strong growth of our cloud subscription bookings, alongside a healthy services and support business, will increase our recurring revenue going forward,” noted Remi Thomas, EVP and CFO of Extreme.

Recent Key Highlights:

•

Extreme was identified as the number 2 vendor in cloud-managed networking in the 650 Group’s Wireless LAN (WLAN) - Enterprise Cloud-Managed Services Report*, dated December 4, 2020. In the report, 650 Group found that of the top 4 vendors in the cloud-managed networking market, Extreme has experienced the largest increase in market share. while others’ market share is flat to down over the same period.

* Table 25: WLAN - Enterprise Cloud-Managed Services – VMS

•

NJ TRANSIT, the State of New Jersey's public transportation system and the third-largest transit provider in the U.S., deployed Extreme networking solutions from Extreme to extend network connectivity, simplify network management, and enhance passenger security across its service area. The Extreme-powered network is hyper-segmented and secure, capable of maintaining full operational uptime and providing the security measures needed to help keep passengers safe.

•

Deutsche Telekom, one of the world's leading integrated telecommunications companies, partnered with Extreme to launch the next generation of Telekom's managed net-based LAN service, NBLS 2.0. Telekom is leveraging ExtremeCloud IQ to provide customers in more than 20 countries with proactive monitoring, reporting of SLA compliance, and other unique metrics, as well as unlimited data retention and data durability.

•

Cordaan, one of the largest long-term healthcare organizations in the Netherlands, selected Extreme wired and wireless solutions to support its transition to a cloud-managed infrastructure. Leveraging Extreme’s 5520 universal edge and aggregation switch, Extreme Fabric Connect technology, ExtremeCloud IQ and Extreme Professional Services, Cordaan will replace its legacy infrastructure with a flexible, cost-effective, cloud-managed network that can scale to accommodate new demand and be easily segmented to create secure patient networks.

•

Ontario Power Generation (OPG) of Toronto, Canada has deployed Extreme wired/wireless technology in its high-security nuclear facilities. OPG is one of the largest, most diverse, clean power producers in North America. It relies on Extreme edge, campus, datacenter and wireless solutions to drive their digital transformation. Extreme Networks connects more than 10,000 employees and mission critical systems across offices and power generation facilities throughout Ontario This expands our relationship of nearly 20 years with Ontario Power Generation as their main networking solutions provider.

•

Extreme announced Extreme Academy Live, a free, live-streamed training course is designed to give nearly 50,000 participants of any skill level an industry certification and a foundation for a career in networking technology. Several colleges and universities around the world, as well as a several Extreme partners, are also now offering the Extreme Academy curriculum for technology-based careers via traditional and virtual training programs.

•

Extreme added a Microsoft Azure data center in Toronto, making is the first networking provider to offer a native cloud management platform located and running in Canada. ExtremeCloud IQ subscribers can now leverage a local data center to manage their enterprise networks, ensuring data privacy and sovereignty for citizens and providing a local option for global organizations doing business in the region. Extreme also committed to expanding its highly skilled software engineering organization in Thornhill, Ontario by 10% with local talent.

Select Balance Sheet Items

•

Q2 ending cash balance was $184.0 million, a decrease of $9.1 million from the end of Q1. This was primarily driven by cash usage of $42.5 million for financing activities, primarily due to full repayment of our revolving credit facility and principal payments on our term loan, along with $5.0 million for capital expenditures, partially offset by operating cash flow generation of $38.0 million.

•

Q2 ending inventory was $49.9 million, a decrease of $5.9 million from Q1 and a decrease of $29.8 million from Q2 last year.  The year-over-year and quarter-over-quarter decreases in inventory largely reflects improved demand planning, SKU rationalization and higher inventory turnover.

•

Q2 ending gross debt* was $356.3 million, a decrease of $39.8 million from the prior quarter. The decrease reflects the principal debt payment of approximately $4.8 million and payments of $35.0 million on the revolving credit facility. The $19.0 million decrease from Q2 last year resulted primarily from principal debt payments. Net debt* of $172.3 million decreased by $30.6 million from $202.9 million in Q1.

*Gross debt is defined as long-term and current portion of long-term debt, as presented on Extreme’s balance sheet in previous filings, plus unamortized debt issuance costs. Net debt is defined as gross debt minus cash, as shown in the table below (in millions):

Gross debt	Cash	Net debt
$356.3	$184.0	$172.3

Update Business Outlook for Q3 2021

Extreme’s business outlook is based on current expectations. The following statements are forward-looking, and actual results could differ materially based on various factors, including market conditions and the factors set forth under “Forward-Looking Statements” below.

(in millions, except percentages and per share information)	Low-End	High-End
FQ3'21 Guidance – GAAP
Total Net Revenue	$240.0	$250.0
Gross Margin	58.4%	59.5%
Operating Expenses	$137.6	$139.6
Operating Margin	1.1%	3.7%
Net Income (loss)	$(5.5)	$1.1
Net Income (loss) per diluted share	$(0.04)	$0.01
Shares outstanding used in calculating GAAP EPS	124.7	126.6
FQ3’21 Guidance – Non - GAAP
Total Net Revenue	$240.0	$250.0
Gross Margin	61.5%	62.5%
Operating Expenses	$126.0	$128.0
Operating Margin	9.0%	11.3%
Net Income	$13.5	$20.1
Income per diluted share	$0.11	$0.16
Shares outstanding used in calculating non-GAAP EPS	126.6	126.6

The following table shows the GAAP to non-GAAP reconciliation for Q3 FY’21 guidance:

	Gross Margin Rate	Operating Margin Rate	Earnings per Share
GAAP	58.4% - 59.5%	1.1% - 3.7%	$(0.04) - $0.01
Estimated adjustments for:
Amortization of product intangibles	2.4%	2.4%	0.05
Share-based compensation	0.3%	4.1%	0.08
Restructuring	—	0.3%	0.01
Amortization of non-product intangibles	0.3%	0.9%	0.02
Non-GAAP	61.5% - 62.5%	9.0% - 11.3%	$0.11- $0.16

The total of percentage rate changes may not equal the total change in all cases due to rounding.

Conference Call:

Extreme will host a conference call at 5:30 p.m. Eastern (2:30 p.m. Pacific) today to review the second fiscal quarter results as well as the business outlook for third fiscal quarter ending March 31, 2021, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the internet at http://investor.extremenetworks.com and a replay of the call will be available on the website for 7 days following the call. The conference call may also be heard by dialing 1 (877) 303-9826 or international 1 (224) 357-2194 with Conference ID # 8663737. Supplemental financial information to be discussed during the conference call will be posted in the Investor Relations section of the Company's website www.extremenetworks.com including the non-GAAP reconciliation attached to this press release. The encore recording can be accessed by dialing 1 (855) 859-2056 or international 1 (404) 537-3406. Conference ID # 8663737. The encore recording will be available for 7 days following the call.

About Extreme Networks

Extreme Networks, Inc. (EXTR) creates effortless networking experiences that enable all of us to advance. We push the boundaries of technology leveraging the powers of machine learning, artificial intelligence, analytics, and automation. Over 50,000 customers globally trust our end-to-end, cloud-driven networking solutions and rely on our top-rated services and support to accelerate their digital transformation efforts and deliver progress like never before. For more information, visit Extreme's website or follow us on Twitter, LinkedIn, and Facebook.

Estimated Second Quarter 2021 Results

This press release sets forth certain estimates of financial and operating results that we expect to report for the second quarter ended December 31, 2020. We are currently in the process of finalizing our financial results for the second quarter, and the estimated financial information presented in this press release reflects various assumptions and estimates based upon preliminary information available to us as of the date of this press release. Our independent registered public accounting firm has not reviewed this preliminary estimated financial information. The estimates presented in this press release remain in all cases subject to change pending finalization. Items or events may be identified or occur after issuance of these preliminary results due to the completion of operational and financial closing procedures. In addition, final adjustments and other developments may arise that would require us to make material adjustments to this preliminary financial information. Therefore, our actual results may differ materially from the current expectations expressed in this release.

Cloud Subscription Bookings:

Cloud Subscription bookings is a financial measure representing how we sell subscription services. The management team uses cloud subscription bookings in analyzing financial results to assess operational performance regarding the sale of cloud licenses. The Company believes that both investors and management benefit from referring to cloud subscription bookings in assessing the Company’s performance and when forecasting and planning future periods.

While the factors that affect cloud subscription bookings and service and subscription revenue are similar, certain factors may affect cloud subscription bookings more or less than such factors affect service and subscription revenue in any period. While Extreme believes that cloud subscription bookings is useful in evaluating its business, it should be considered as supplemental in nature and it is not meant to be a substitute for service and subscription revenue recognized in accordance with GAAP.

Forward-Looking Statements

Statements in this press release, including statements regarding those concerning the company’s business outlook, future financial and operating results, and certain preliminary  financial results for the three months ended December 31, 2020 are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date of this release. There are several important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the potential impact of any adjustment to the company’s back-end rebate reserve (and issues arising therefrom), changes resulting from the completion of the quarter-end review process, the company’s failure to achieve targeted revenues and forecasted demand from end customers; a highly competitive business environment for network switching equipment and cloud management of network devices; the company’s effectiveness in controlling expenses; the possibility that the company might experience delays in the development or introduction of new technology and products; customer response to the company’s new technology and products; risks related to pending or future litigation;

macroeconomic and political and geopolitical factors, a dependency on third parties for certain components and for the manufacturing of the company’s products; and the impacts of COVID-19, and any worsening of the global business and economic environment as a result, on the company’s business. More information about potential factors that could affect the Company's business and financial results are described in “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2020, Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and other documents of the Company on file with the Securities and Exchange Commission (available at www.sec.gov).

As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and the company’s financial condition and results of operations could be materially adversely affected. Except as required under the U.S. federal securities laws and the rules and regulations of the U.S. Securities and Exchange Commission, Extreme disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Non-GAAP Financial Measures:

Extreme provides all financial information required in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company is providing with this press release non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, and non-GAAP free cash flow. In preparing non-GAAP information, the Company has excluded, where applicable, the impact of share-based compensation, acquisition and integration costs, acquired inventory adjustments, amortization of acquired intangibles, inventory valuation adjustment, and restructuring charges.  The Company believes that excluding these items provides both management and investors with additional insight into its current operations, the trends affecting the Company, the Company's marketplace performance, and the Company's ability to generate cash from operations. Please note the Company's non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information the Company presents should be considered in conjunction with, and not as a substitute for, the Company's GAAP financial information.

The Company has provided a non-GAAP reconciliation of the results for the periods presented in this release, which are adjusted to exclude certain items as indicated.  These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company's ongoing performance as a business. Extreme uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, (“GAAP”), Extreme uses non-GAAP measures of certain components of financial performance.  These non-GAAP measures include non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP operating income, non-GAAP net income, non-GAAP earnings per diluted share and non-GAAP free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in this press release.  In this press release, Extreme also presents its target for non-

GAAP operating expenses, which is operating expenses less share-based compensation expense, restructuring charges and amortization of acquired intangibles.

Non-GAAP measures presented in this press release are not in accordance with or alternative measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies.  In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.  Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Extreme’s results of operations as determined in accordance with GAAP.  These non-GAAP measures should only be used to evaluate Extreme’s results of operations in conjunction with the corresponding GAAP measures.

Extreme believes these non-GAAP measures when shown in conjunction with the corresponding GAAP measures enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance stockholder value.  In addition, because Extreme has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.

For its internal planning process, and as discussed further below, Extreme's management uses financial statements that do not include share-based compensation expense, acquired inventory adjustments, acquisition and integration costs, amortization of acquired intangibles, inventory valuation adjustments, and restructuring charges.  Extreme’s management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.

As described above, Extreme excludes the following items from one or more of its non-GAAP measures when applicable.

Share-based compensation. Consists of associated expenses for stock options, restricted stock awards and the Company’s Employee Stock Purchase Plan.  Extreme excludes share-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing cash requirement related to its operating results. Extreme expects to incur share-based compensation expenses in future periods.

Amortization of acquired intangibles. Amortization of acquired intangibles includes the monthly amortization expense of intangible assets such as developed technology, customer relationships, trademarks and order backlog.  The amortization of the developed technology and order backlog are recorded in cost of goods sold, while the amortization for the other intangibles are recorded in operating expenses.  Extreme excludes these expenses since they result from an intangible asset and for which the period expense does not impact the operations of the business and are non-cash in nature.

Restructuring charges. Restructuring charges primarily consist of severance costs for employees which have no benefit to continuing operations and impairment of right-of-use assets, long-lived assets and other charges related to excess facilities. Extreme excludes restructuring expenses since they result from events that occur outside of the ordinary course of continuing operations.

Income Taxes. Beginning with our first quarter of fiscal 2021, we are changing how we calculate our non-GAAP provision for income taxes in accordance with the SEC guidance on non-GAAP Financial

Measures Compliance and Disclosure Interpretation.   Previously, the non-GAAP tax provision consisted of current and deferred income tax expense on a GAAP basis as if our carryforward net operating losses were sufficient to offset our non-GAAP adjustments.   Beginning with our first quarter of fiscal 2021, we have assumed our U.S. federal and state net operating losses would have been fully consumed by the historical non-GAAP financial adjustments, eliminating the need for a full valuation allowance against our U.S. deferred tax assets which consequently, enables our use of research and development tax credits which were previously not utilizable.  The non-GAAP tax provision will now consist of current and deferred income tax expense commensurate with the non-GAAP measure of profitability using our blended U.S. statutory tax rate of 24.2%.

This change will not affect our non-GAAP income before income taxes, actual cash tax payments or cash flows, but will result in a higher or lower non-GAAP provision for income taxes depending on the level and jurisdictional mix of pre-tax income and available U.S. research and development tax credits.  As of June 30, 2020, we had U.S. federal net operating loss carryforwards of $310 million and state net operating loss carryforwards of $181 million.  We do not expect to pay substantial taxes on a GAAP basis in the U.S. for the foreseeable future due to our net operating loss carryforward balances.  Over the near term, most of our cash taxes will continue to be mainly driven by the tax expense of our foreign subsidiaries which amounts have not historically been significant, with the exception of the Company’s Irish operating company which has fully utilized available net operating loss carryforwards as of the second quarter of fiscal 2021.  We also believe our long-term effective GAAP tax rate will be lower than the U.S. statutory rate based upon our established tax structure.

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